Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

UNITED STATES OF AMERICA	§ CRIMINAL NO.:
§ Violations:
v.	§ 18 U.S.C. §371 (conspiracy)
§ 15 U.S.C. §78dd-1 (FCPA)
TRANSOCEAN INC.	§ 15 U.S.C. §78m (books and records)

DEFERRED PROSECUTION AGREEMENT

The United States Department of Justice, Criminal Division, Fraud Section (“the Department”), Defendant Transocean Inc., (“Transocean”), a Cayman Islands corporation, and Transocean Ltd., a corporation incorporated and headquartered in Switzerland, on behalf of its wholly owned subsidiary Transocean, by and through their undersigned attorneys, enter into this Deferred Prosecution Agreement (the “Agreement”). The terms and conditions of this Agreement are as follows:

Criminal Information and Acceptance of Responsibility

1. Transocean Ltd. and Transocean acknowledge that the United States will file the attached four-count criminal Information (the “Information”) in the United States District Court for the Southern District of Texas charging Transocean with one count of conspiracy to commit offenses against the United States in violation of Title 18, United States Code, Section 371, that is, to violate the anti-bribery provisions of the Foreign Corrupt Practices Act (“FCPA”), as amended, Title 15, United States Code, Section 78dd-1, and the books and records provisions of the FCPA, Title 15, United States Code, Sections 78m (b)(2)(A), 78m(b)(5), and 78ff(a); one count of violating the anti-bribery provisions of the FCPA, as amended, Title 15 United State Code, Section 78dd-1; and two counts of violating the books and records provisions of the FCPA, Title 15, United States Code, Sections 78m (b)(2)(A), 78m(b)(5), and 78ff(a).

2. Transocean knowingly waives: (a) its right to indictment on these charges, as well as all rights to a speedy trial pursuant to the Sixth Amendment to the United States Constitution, Title 18, United States Code, Section 3161, and Federal Rule of Criminal Procedure 48(b); and (b) any objection with respect to venue and consents to the filing of the Information, as provided under the terms of this Agreement, in the United States District Court for the Southern District of Texas.

3. Transocean admits, accepts, and acknowledges that it is responsible under United States law for the acts of its officers, employees, subsidiaries, and agents as charged in the Information and as described in the Statement of Facts (Attachment B), and that the allegations in the Information and the facts described in the attached Statement of Facts are true and accurate. Should the Department pursue the prosecution that is deferred by this Agreement, Transocean agrees that it will neither contest the admissibility of nor contradict the Statement of Facts in any such proceeding, including any guilty plea or sentencing.

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Term of the Agreement

4. This Agreement is effective for a period beginning on the date on which the Information is filed and ending three (3) years and seven (7) calendar days from that date (the “Term”). However, Transocean agrees that, in the event that the Department determines, in its sole discretion, that Transocean has knowingly violated any provision of this Agreement, an extension or extensions of the term of the Agreement may be imposed by the Department for up to a total additional time period of one year, without prejudice to the Department’s right to proceed as provided in Paragraphs 18-21 below. Any extension of the Agreement extends all terms of this Agreement for an equivalent period. Conversely, in the event the Department finds, in its sole discretion, that there exists a change in circumstances sufficient to eliminate the need for the corporate compliance reporting obligation described in Paragraph 15 and Attachment D, and that the other provisions of this Agreement have been satisfied, the Term of the Agreement may be terminated early.

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Relevant Considerations

5. The Department enters into this Agreement based on the individual facts and circumstances presented by this case and Transocean. Among the facts considered were:

(a) Transocean and Transocean personnel in Nigeria promptly commenced an internal investigation into dealings between Transocean’s Nigeria operations and the Freight Forwarding Agent (as defined in Paragraph 10 of the Information and Statement of Facts) after becoming aware of information indicating potential issues with its Freight Forwarding Agent;

(b) Transocean expanded its internal investigation to numerous operations and areas of the world outside Nigeria where no misconduct had been reported or suspected, and reported all relevant findings to the Department;

(c) A subsidiary of Transocean Ltd., Transocean Offshore Deepwater Drilling Inc., hired a new chief compliance officer with substantial experience in corporate ethics and anti-corruption compliance policies. The compliance officer, who is an officer of Transocean Ltd., is responsible for the oversight of compliance for Transocean Ltd. and all of its subsidiaries and affiliates, including Transocean;

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(d) Transocean Ltd. established a specific internal audit team of well- trained auditors to focus on fraud, FCPA compliance, and anti-bribery issues at Transocean Ltd.’s worldwide operations;

(e) Transocean Ltd. issued a revised FCPA compliance policy and revised its code of conduct, instituted a worldwide FCPA training program for its companies’ employees, and implemented a well-defined due diligence process for retaining third party service providers and business partners that interact with government officials;

(f) Transocean and Transocean Ltd. cooperated with the Department’s investigation, including sharing all relevant investigation findings and making available numerous current and former employees;

(g) Transocean and Transocean Ltd. agreed to undertake further remedial measures as contemplated by this Agreement and described in Attachment C;

(h) Transocean and Transocean Ltd. agreed to provide a written report to the Department on their progress and experience in maintaining and, as necessary and appropriate, enhancing their compliance policies and procedures, as described in Attachment D; and

(i) Transocean and Transocean Ltd. agreed to continue to cooperate with the Department in any ongoing investigation of the conduct of Transocean and its directors, employees, agents, consultants, contractors, subcontractors, subsidiaries, and any affiliates it controls relating to violations of the FCPA.

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6. During the term of this Agreement, Transocean and Transocean Ltd., on behalf of its wholly-owned subsidiary Transocean, shall continue to cooperate fully with the Department in any and all matters relating to corrupt payments, related false books and records, and inadequate internal controls. At the request of the Department, and consistent with applicable law and regulations, Transocean and Transocean Ltd. shall also cooperate fully with other domestic or foreign law enforcement authorities and agencies as well as the Multilateral Development Banks (“MDBs”), in any investigation of Transocean, or any of its present and former directors, employees, agents, consultants, contractors, subcontractors, subsidiaries, or affiliates, or any other party, in any and all matters relating to corrupt payments and related false books and records, and inadequate internal controls. Transocean and Transocean Ltd. agree that their cooperation shall include, but is not limited to, the following:

a. Transocean and Transocean Ltd. shall truthfully disclose all factual information not protected by a valid claim of attorney-client privilege or work product doctrine, or applicable law, with respect to Transocean’s activities and those of its present and former directors, officers, employees, agents,

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consultants, contractors, subcontractors, and subsidiaries concerning all matters relating to corrupt payments and related false books and records and inadequate internal controls, about which Transocean or Transocean Ltd. have any knowledge and about which the Department may inquire. This obligation of truthful disclosure includes the obligation of Transocean and Transocean Ltd. to provide to the Department, upon request, any document, record or other tangible evidence relating to such corrupt payments, false books and records, or inadequate internal controls about which the Department may inquire of Transocean or Transocean Ltd.

b. Upon request of the Department, with respect to any issue relevant to its investigation of corrupt payments in connection with the operations of Transocean, related false books and records, and inadequate internal controls, Transocean and Transocean Ltd. shall designate knowledgeable employees, agents, or attorneys to provide to the Department the information and materials described in subparagraph 6(a) above on behalf of Transocean and Transocean Ltd. It is further understood that Transocean and Transocean Ltd. must at all times provide complete, truthful, and accurate information.

c. With respect to any issue relevant to the Department’s investigation of corrupt payments, related false books and records, and inadequate

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internal controls in connection with the operations of Transocean, or any of its present or former parents, subsidiaries, or affiliates, Transocean and Transocean Ltd. shall use their best efforts to make available for interviews or testimony, as requested by the Department, present or former directors, officers, employees, agents, consultants, contractors, and subcontractors of Transocean and Transocean Ltd. This obligation includes, but is not limited to, sworn testimony before a federal grand jury or in federal trials, as well as interviews with federal law enforcement and regulatory authorities. Cooperation under this Paragraph will include identification of witnesses who, to the knowledge of Transocean or Transocean Ltd., may have material information regarding the matters under investigation.

d. With respect to any information, testimony, documents, records, or other tangible evidence provided to the Department pursuant to this Agreement, Transocean and Transocean Ltd. consent to any and all disclosures consistent with applicable law and regulation to other governmental authorities, including United States authorities and those of a foreign government, and the MDBs, of such materials as the Department, in its sole discretion, shall deem appropriate.

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Payment of Monetary Penalty

7. The Department and Transocean agree that the application of the United States Sentencing Guidelines (“USSG” or “Sentencing Guidelines”) to determine the applicable fine range yields the following analysis:

a.	The 2009 USSG Manual sets forth the appropriate guidelines to be used in this matter.

b.	Base Offense. Based upon USSG § 2C1.1, the total offense level is 30, calculated as follows:

(a)(2)	Base Offense Level	12

(b)(1)	Specific Offense Characteristic (More than one bribe)	+2

(b)(2)	Specific Offense Characteristic (Value of Benefit Received — More than $1.0 million, less than $2.5 million)	+16

TOTAL		30

c.	Base Fine. Based upon USSG § 8C2.4(a)(1), the base fine is $10,500,000 (fine corresponding to the Base Offense Level as provided in Offense Level Table).

d.	Culpability Score. Based upon USSG § 8C2.5, the culpability score is 8, summarized as follows:

(a)	Base Culpability Score	5

(b)(1)(A)

Involvement in or Tolerance of Criminal Activity

The organization had 5,000 or more employees and an individual within high-level personnel of the unit participated in, condoned, or was willfully ignorant of the offense;

+5

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(g)	Self Reporting, Cooperation, and Acceptance of Responsibility The organization fully cooperated in the investigation and clearly demonstrated recognition and affirmative acceptance of responsibility for its criminal conduct.	-2

TOTAL		8

e.	Calculation of Fine Range. Based upon USSG § 8C2.7, the fine range is calculated as follows:

Base Fine	$10.5 million

Multipliers	1.6 to 3.2

Fine Range	$16.8 million/$33.6 million

8. Transocean and Transocean Ltd. agree that Transocean shall pay a monetary penalty in the amount of $13,440,000. Transocean and Transocean Ltd. agree that Transocean shall pay this monetary penalty to the United States Treasury within ten days of the filing of this Agreement in the U.S. District Court for the Southern District of Texas. Transocean and Transocean Ltd. agree that the $13,440,000 penalty is final and shall not be refunded.

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9. Nothing in this Agreement shall be deemed an agreement by the Department that the $13,440,000 amount is the maximum penalty that may be imposed in any future prosecution, and the Department is not precluded from arguing in any future prosecution that the Court should impose a higher fine, although the Department agrees that under those circumstances, it will recommend to the Court that the amount paid under this Agreement should be offset against any fine the Court imposes as part of a future judgment.

10. Transocean and Transocean Ltd. acknowledge that no United States tax deduction may be sought in connection with the payment of any part of this $13,400,000 criminal penalty.

Conditional Release from Criminal Liability

11. In return for the full and truthful cooperation of Transocean and Transocean Ltd. as described in Paragraphs 5 and 6 above, and their compliance with the other terms and conditions of this Agreement, the Department agrees, subject to Paragraphs 18-21 below, not to use any information related to the conduct described in the attached Statement of Facts against Transocean, Transocean Ltd., or any of their subsidiaries in any criminal or civil case, except: (a) in a prosecution for perjury or obstruction of justice; (b) in a prosecution for making a false statement; (c) in a prosecution or other proceeding relating to any crime of violence; or (d) in a prosecution or other proceeding relating to a violation

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of any provision of Title 26 of the United States Code. In addition, the Department agrees, except as provided herein, that it will not bring any criminal or civil case against Transocean, Transocean Ltd., or any of their subsidiaries that is (i) related to the conduct of present and former directors, officers, employees, agents, consultants, contractors, and subcontractors, as described in the attached Statement of Facts, or (ii) related to information Transocean or Transocean Ltd. disclosed to the Department prior to the date on which this Agreement was signed.

a. This Paragraph does not provide any protection against prosecution for any corrupt payments, false books or records, or inadequate internal controls, if any, by Transocean that occur after the date of this Agreement.

b. In addition, this Paragraph does not provide any protection against prosecution of any present or former director, officer, employee, shareholder, agent, consultant, contractor, or subcontractor of Transocean for any violations committed by them.

Corporate Compliance Program and Reporting

12. Transocean and Transocean Ltd., on behalf of its wholly owned subsidiary Transocean, represent that they have implemented and will continue to implement a compliance and ethics program designed to prevent and detect violations of the FCPA and other applicable anti-corruption laws throughout their

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operations, including those of their subsidiaries, affiliates, agents, joint ventures, and those of their contractors and subcontractors whose responsibilities include interacting with foreign officials and engaging in other high-risk activities.

13. In order to address any deficiencies in their internal controls, policies, and procedures regarding compliance with the FCPA and other applicable anti-corruption laws, Transocean and Transocean Ltd. represent that they have undertaken, and will continue to undertake in the future, in a manner consistent with all of their obligations under this Agreement, a review of the existing internal controls, policies, and procedures within Transocean and Transocean Ltd. Where necessary and appropriate, Transocean and Transocean Ltd. will adopt new or modify existing internal controls, policies, and procedures in order to ensure that Transocean and Transocean Ltd. maintain: (a) a system of internal accounting controls designed to ensure the making and keeping of fair and accurate books, records, and accounts; and (b) a rigorous anti-corruption compliance code designed to detect and deter violations of the FCPA and other applicable anti-corruption laws. The internal controls system and compliance code will include, but not be limited to, the minimum elements set forth in Attachment C, which is incorporated by reference into this Agreement.

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14. The implementation and maintenance of these policies and procedures shall not be construed in any future enforcement proceeding as providing immunity or amnesty for any crimes not disclosed to the Department as of the date of signing of this Agreement for which Transocean and Transocean Ltd. would otherwise be responsible.

15. Transocean and Transocean Ltd. agree that on an annual basis during the Term of this Agreement, as further described in Attachment D, they shall provide a written report to the Department on their progress and experience in maintaining and, as necessary and appropriate, enhancing their compliance policies and procedures.

Deferred Prosecution

16. In consideration of: (a) the past and future cooperation of Transocean and Transocean Ltd. described in Paragraphs 5 and 6 above; (b) Transocean’s payment of a monetary penalty of $13,440,000; and (c) Transocean and Transocean Ltd.’s adoption and maintenance of enhanced compliance measures, the Department agrees that prosecution of Transocean, Transocean Ltd., or their subsidiaries for the conduct set forth in the attached Statement of Facts, and for the conduct that Transocean, Transocean Ltd., or their subsidiaries disclosed to the Department prior to the signing of this Agreement, be and hereby is deferred for the Term of this Agreement.

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17. The Department further agrees that if Transocean and Transocean Ltd. fully comply with all of their obligations under this Agreement, the Department will not continue the criminal prosecution against Transocean described in Paragraph 1 and, at the conclusion of the Term, this Agreement shall expire. Within thirty (30) days of the Agreement’s expiration, the Department shall seek dismissal with prejudice of the Information filed against Transocean described in Paragraph 1.

Breach of the Agreement

18. If, during the Term of this Agreement, the Department determines, in its sole discretion, that Transocean or Transocean Ltd. have (a) committed any felony under federal law subsequent to the signing of this Agreement, (b) at any time, provided deliberately false, incomplete or misleading information, or (c) otherwise breached the Agreement, Transocean or Transocean Ltd. shall thereafter be subject to prosecution for any federal criminal violation of which the Department has knowledge and the Information described in Paragraph 1 may be pursued by the Department in the U.S District Court for the Southern District of Texas. Any such prosecution may be premised on information provided by

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Transocean or Transocean Ltd. In the event of a breach of this Agreement by Transocean or Transocean Ltd., should the Department elect to pursue criminal charges, or any civil or administrative action that was not filed as a result of this Agreement, then:

a. Transocean and Transocean Ltd. agree that any prosecution that is not time-barred by the applicable statute of limitations on the date of the signing of this Agreement may be commenced against Transocean and Transocean Ltd., notwithstanding the expiration of the statute of limitations between the signing of this Agreement and the expiration of the Term plus one year. Thus, by signing this Agreement, Transocean and Transocean Ltd. agree that the statute of limitations with respect to any prosecution that is not time-barred on the date of this Agreement shall be tolled for the Term plus one year;

b. Transocean and Transocean Ltd. expressly acknowledge and incorporate by reference the Tolling Agreement and Tolling Agreement Extensions that have previously been entered into between Transocean and the Department; and

c. Transocean and Transocean Ltd. waive all defenses based on the statute of limitations, any claim of preindictment delay, and any speedy trial claim with respect to any such prosecution or action, except to the extent that such

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defenses existed as of the date of the signing of this Agreement or may arise after the conclusion of the tolling period described in subparagraphs 18(a) and 18(b) above.

19. In the event that the Department determines that Transocean or Transocean Ltd. has breached this Agreement, the Department agrees to provide Transocean and Transocean Ltd. with written notice of such breach prior to instituting any prosecution resulting from such breach. Within thirty (30) days of receipt of such notice, Transocean and Transocean Ltd. shall have the opportunity to respond to the Department in writing to explain the nature and circumstances of such breach, as well as the actions they have taken to address and remediate the situation, which explanation the Department shall consider in determining whether to institute a prosecution.

20. In the event that the Department determines that Transocean or Transocean Ltd. have breached this Agreement: (a) all statements made by or on behalf of Transocean or Transocean Ltd. to the Department or to the Court, including the attached Statement of Facts, and any testimony given by Transocean or Transocean Ltd. before a grand jury or any tribunal, at any legislative hearings, whether prior or subsequent to this Agreement, or any leads derived from such statements or testimony, shall be admissible in evidence in any and all criminal

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proceedings brought by the Department against Transocean or Transocean Ltd.; and (b) neither Transocean nor Transocean Ltd. shall assert any claim under the United States Constitution, Rule 11(f) of the Federal Rules of Criminal Procedure, Rule 410 of the Federal Rules of Evidence or any other federal rule, that statements made by or on behalf of Transocean or Transocean Ltd. prior or subsequent to this Agreement, and any leads derived therefrom, should be suppressed. The decision whether conduct or statements of any individual will be imputed to Transocean or Transocean Ltd. for the purpose of determining whether Transocean or Transocean Ltd. has violated any provision of this Agreement shall be in the sole discretion of the Department.

21. Transocean and Transocean Ltd. acknowledge that the Department has made no representations, assurances, or promises concerning what sentence may be imposed by the Court if Transocean or Transocean Ltd. breaches this Agreement and this matter proceeds to judgment. Transocean and Transocean Ltd. further acknowledge that any such sentence is solely within the discretion of the Court and that nothing in this Agreement binds or restricts the Court in the exercise of such discretion.

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Sale or Merger of Transocean

22. Transocean and Transocean Ltd. agree that in the event either sells, merges, or transfers all or substantially all of its business operations as they exist as of the date of this Agreement, whether such sale is structured as a stock or asset sale, merger, or transfer, it shall include in any contract for sale, merger, or transfer a provision binding the purchaser, or any successor in interest thereto, to the obligations described in this Agreement.

Public Statements by Transocean

23. Transocean and Transocean Ltd. expressly agree that they shall not, through present or future attorneys, directors, officers, employees, agents, or any other person authorized to speak for Transocean or Transocean Ltd., make any public statement, in litigation or otherwise, contradicting the acceptance of responsibility by Transocean and Transocean Ltd. set forth above or the facts described in the attached Statement of Facts. Any such contradictory statement shall, subject to cure rights of Transocean and Transocean Ltd. described below, constitute a breach of this Agreement and Transocean and Transocean Ltd. thereafter shall be subject to prosecution as set forth in Paragraphs 18-21 of this Agreement. The decision whether any public statement by any such person contradicting a fact contained in the Statement of Facts will be imputed to

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Transocean and Transocean Ltd. for the purpose of determining whether they have breached this Agreement shall be at the sole discretion of the Department. If the Department determines that a public statement by any such person contradicts in whole or in part a statement contained in the Statement of Facts, the Department shall so notify Transocean and Transocean Ltd., and Transocean and Transocean Ltd. may avoid a breach of this Agreement by publicly repudiating such statement(s) within five (5) business days after receiving such notification. Consistent with the obligations of Transocean and Transocean Ltd., as set forth above, Transocean and Transocean Ltd. shall be permitted to raise defenses and to assert affirmative claims in civil, regulatory, or foreign proceedings relating to the matters set forth in the Statement of Facts. This Paragraph does not apply to any statement made by any present or former employee of Transocean, Transocean Ltd., or any of their subsidiaries in the course of any criminal, regulatory, or civil case initiated against such individual, unless such individual is speaking on behalf of Transocean, Transocean Ltd., or any of their subsidiaries.

24. Transocean and Transocean Ltd. expressly agree that if either of them, through present or future attorneys, directors, officers, employees, agents, or any other person authorized to speak for Transocean or Transocean Ltd., issues a press release in connection with this Agreement, Transocean and Transocean Ltd.

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shall first consult the Department to determine whether (a) the text of the release is true and accurate with respect to matters between the Department and Transocean and Transocean Ltd.; and (b) the Department has no objection to the release. Nothing herein shall limit the right of Transocean and Transocean Ltd. to make truthful disclosures required by applicable securities laws and regulations.

Limitations on Binding Effect of Agreement

25. This Agreement is binding on Transocean, Transocean Ltd. and the Department, but specifically does not bind any other federal agencies, or any state, local, or foreign law enforcement or regulatory agencies, or any other authorities. However, the Department will bring the cooperation of Transocean and Transocean Ltd. and their compliance with their obligations under this Agreement to the attention of such agencies and authorities, if requested to do so by Transocean or Transocean Ltd.

Notice

26. Any notice to the Department under this Agreement shall be given by personal delivery, overnight delivery by a recognized delivery service, or registered or certified mail, in each case, for the Department, addressed to Deputy Chief-FCPA Unit, Fraud Section, Criminal Division, U.S. Department of Justice, Fourth Floor, 1400 New York Avenue, N.W., Washington, D.C. 20005 and, for

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Transocean and Transocean Ltd., addressed to Richard C. Smith, counsel to Transocean and Transocean Ltd., Fulbright & Jaworski L.L.P., 801 Pennsylvania Ave., N.W., Washington, D.C. 20004-2623. Notice shall be effective upon actual receipt by Transocean and Transocean Ltd.

Complete Agreement

27. This Agreement sets forth all the terms of the agreement between Transocean, Transocean Ltd., and the Department. No amendments, modifications, or additions to this Agreement shall be valid unless they are in writing and signed by the Department, the attorney for Transocean and Transocean Ltd., and a duly authorized representative of each of Transocean and Transocean Ltd.

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AGREED:

FOR THE DEPARTMENT OF JUSTICE:

DENIS J. McINERNEY
Chief, Fraud Section

By:	/s/ Stacey K. Luck
Stacey K. Luck
Senior Trial Attorney

/s/ Adam G. Safwat
Adam G. Safwat
Assistant Chief
United States Department of Justice
Criminal Division, Fraud Section
1400 New York Ave., N.W.
Washington, D.C. 20005
Tel: (202) 514-5650
Fax: (202) 514-0152

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FOR TRANSOCEAN INC.:

By:	/s/ Eric Brown
Eric Brown
Senior Vice President and General Counsel
Transocean Ltd.
On Behalf of Transocean Inc.

By:	/s/ Richard C. Smith
Richard C. Smith
Counsel for Transocean Inc.

FOR TRANSOCEAN LTD.:

By:	/s/ Eric Brown
Eric Brown
Senior Vice President and General Counsel
Transocean Ltd.

By:	/s/ Richard C. Smith
Richard C. Smith
Counsel for Transocean Ltd.

On this 21st day of October, 2010.

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GENERAL COUNSEL’S CERTIFICATE

I have read the Deferred Prosecution Agreement (the “Agreement”) entered into between Transocean Inc. (“Transocean”), Transocean Ltd., and the United States Department of Justice, Criminal Division, Fraud Section (“the Department”). I have carefully reviewed every part of the Agreement with outside counsel for Transocean and Transocean Ltd., the entity of which I am the General Counsel. I understand the terms of the Agreement and voluntarily agree, on behalf of Transocean and Transocean Ltd., to each of its terms. Prior to signing the Agreement, I consulted with outside counsel who fully advised me of the rights of Transocean and Transocean Ltd., of possible defenses, of the Sentencing Guidelines’ provisions, and of the consequences of entering into the Agreement. I have carefully reviewed the terms of the Agreement with the Board of Directors of Transocean and the Audit Committee of the Board of Directors of Transocean Ltd. I have advised and caused outside counsel for Transocean and Transocean Ltd. to advise the Board of Directors of Transocean and the Audit Committee of the Board of Directors of Transocean Ltd. fully of the rights of Transocean and Transocean Ltd., of possible defenses, of the Sentencing Guidelines’ provisions, and of the consequences of entering into the Agreement.

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The Agreement has been duly and validly authorized, executed, and delivered on behalf of Transocean and Transocean Ltd., and is a valid and binding obligation of Transocean and Transocean Ltd.

No promises or inducements have been made other than those contained in this Agreement. Furthermore, no one has threatened or forced me, or to my knowledge any person authorizing this Agreement on behalf of Transocean and Transocean Ltd., in any way to enter into this Agreement. I am also satisfied with outside counsel’s representation in this matter. I certify that I am General Counsel for Transocean Ltd. and that I have been duly authorized by the Board of Directors of Transocean Inc. and the Audit Committee of the Board of Directors of Transocean Ltd. to execute this Agreement on behalf of Transocean Ltd. and Transocean.

Date: October 21, 2010

Transocean Ltd.

By:	/s/ Eric Brown
Eric Brown
Senior Vice President and General Counsel

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CERTIFICATE OF COUNSEL

I am counsel for Transocean Inc. (“Transocean”) and Transocean Ltd. in the matter covered by the Deferred Prosecution Agreement (the “Agreement”) entered into between Transocean Inc. (“Transocean”), Transocean Ltd., and the United States Department of Justice, Criminal Division, Fraud Section (“the Department”). In connection with such representation, I have examined relevant Transocean and Transocean Ltd. documents and have discussed the terms of the Agreement with the Board of Directors of Transocean and the Audit Committee of the Board of Directors of Transocean Ltd. Further, I have carefully reviewed the terms of the Agreement with the Board of Directors of Transocean, the Audit Committee of the Board of Directors of Transocean Ltd., and the General Counsel of Transocean Ltd. I have fully advised them of the rights of Transocean and Transocean Ltd., of possible defenses, of the Sentencing Guidelines’ provisions, and of the consequences of entering into the Agreement. To the best of my knowledge, the decision of Transocean and Transocean Ltd. to enter into the Agreement, based on the authorization of the Board of Directors of Transocean and the Audit Committee of the Board of Directors of Transocean Ltd., is an informed and voluntary one.

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Date: October 21, 2010	/s/ Richard C. Smith
Richard C. Smith
Counsel for Transocean Inc. and
Transocean Ltd.

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ATTACHMENT A

CERTIFICATE OF CORPORATE RESOLUTIONS

WHEREAS, Transocean Inc. (“Transocean”), a wholly-owned subsidiary of Transocean Ltd., and Transocean Ltd., a publicly traded company on the New York Stock Exchange, (collectively, the “Company”) have been engaged in discussions with the United States Department of Justice, Criminal Division, Fraud Section (“the Department”) about certain illegal payments to foreign officials to assist in obtaining business for Transocean; and

WHEREAS, in order to resolve such discussions, it is proposed that the Company enter into a certain agreement with the Department; and

WHEREAS, Eric Brown, Senior Vice President and General Counsel of Transocean Ltd., together with outside counsel for the Company, have advised the Board of Directors of Transocean and the Audit Committee of the Board of Directors of Transocean Ltd. of their rights, possible defenses, the Sentencing Guidelines’ provisions, and the consequences of entering into such agreement with the Department;

Therefore, the Board of Directors of Transocean, and the Audit Committee of the Board of Directors of Transocean Ltd., being duly authorized by the Board of Directors of Transocean, have RESOLVED that:

1. The Company (i) consents to the filing in the United States District Court for the Southern District of Texas of a four-count Information charging Transocean with one count of conspiracy to commit offenses against the United States in violation of Title 18, United States Code, Section 371, that is, to conspire to violate the anti-bribery provisions of the Foreign Corrupt Practices Act (“FCPA”), as amended, Title 15, United States Code, Section 78dd-1, and the books and records provisions of the FCPA, Title 15, United States Code, Sections 78m (b)(2)(A), 78m(b)(5), and 78ff(a); one count of violating the anti-bribery provisions of the FCPA, as amended, Title 15 United States Code, Section 78dd-1; and two counts of violating the books and records provisions of the FCPA, Title 15, United States Code, Sections 78m(b)(2)(A), 78m(b)(5), and 78ff(a); (ii) waives indictment on such charges and enters into a Deferred Prosecution Agreement with the Department; and (iii) agrees to accept a monetary penalty against Transocean of $13,440,000 and to pay $13,440,000 to the United States Treasury with respect to the conduct described in the Information;

2. Eric Brown, Senior Vice President and General Counsel of Transocean Ltd., is hereby authorized, empowered, and directed, on behalf of the Company, to execute the Deferred Prosecution Agreement substantially in such form as reviewed by the Board of Directors of Transocean and the Audit Committee of the Board of Directors of Transocean Ltd. at this meeting with such changes as he may approve;

A-2

3. The Senior Vice President and General Counsel is hereby authorized, empowered, and directed to take any and all actions as may be necessary or appropriate and to approve the forms, terms, or provisions of any agreement or other documents as may be necessary or appropriate to carry out and effectuate the purpose and intent of the foregoing resolutions; and

4. All of the actions of the Senior Vice President and General Counsel of Transocean Ltd., which actions would have been authorized by the foregoing resolutions except that such actions were taken prior to the adoption of such resolutions, are hereby severally ratified, confirmed, approved, and adopted as actions on behalf of the Company.

Date: October 21, 2010

/s/ Thomas Cason

Chairman of the Audit
Committee of Transocean Ltd.

/s/ C. Stephen McFadin

President
Transocean Inc.

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ATTACHMENT B

STATEMENT OF FACTS

The following Statement of Facts is incorporated by reference as part of the Deferred Prosecution Agreement (“the Agreement”) between the United States Department of Justice, Criminal Division, Fraud Section (“the Department”), Transocean Inc. (“Transocean”), and Transocean Ltd., and the parties hereby agree and stipulate that the following information is true and accurate. As set forth in Paragraph 3 of the Agreement, Transocean and Transocean Ltd. admit, accept, and acknowledge that they are responsible for the acts of their subsidiaries, officers, employees, and agents as set forth below.

Should the Department pursue the prosecution that is deferred by this Agreement, Transocean and Transocean Ltd. agree that they will neither contest the admissibility of, nor contradict, this Statement of Facts in any such proceeding.

If this matter were to proceed to trial, the Department would prove beyond a reasonable doubt, by admissible evidence, the facts alleged below and set forth in the criminal Information filed in this matter. This evidence would establish the following:

At all relevant times to the matters in this Statement of Facts:

The FCPA

1. The Foreign Corrupt Practices Act of 1977 (hereinafter the “FCPA”), as amended, Title 15, United States Code, Sections 78dd-1 et seq., prohibited certain classes of persons and entities to act corruptly in furtherance of an offer, promise, authorization, or payment of money or anything of value to a foreign government official for the purpose of obtaining or retaining business for, or directing business to, any person. 15 U.S.C. §78dd-1(a). Furthermore, the FCPA required issuers to make and keep books, records, and accounts that accurately and fairly reflect transactions and dispositions of the company’s assets and prohibited the knowing falsification of an issuer’s books, records, or accounts. 15 U.S.C. §§ 78m(b)(2)(A), 78m(b)(5), and 78ff(a). The FCPA’s accounting provisions also required that issuers maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to (I) permit preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements, and (II) maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences. 15 U.S.C. § 78m(b)(2)(B). The FCPA prohibited the knowing circumvention or failure to implement such a system of internal accounting controls. 15 U.S.C. §§ 78m(b)(5) and 78ff(a).

Relevant Individuals and Entities

Defendant Transocean Inc.

2. Transocean Inc. (“Transocean”) was a Cayman Islands corporation with its principal executive offices in the Cayman Islands and in Houston, Texas. Transocean issued and maintained a class of publicly traded securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, which were traded on the New York Stock Exchange. Transocean was therefore an “issuer” within the meaning of the FCPA, Title 15 United States Code, Section 78dd-1(a). By virtue of its status as an issuer within the meaning of the FCPA, Transocean was required to make and keep books, records, and accounts which, in reasonable detail, accurately and fairly reflected the transactions and dispositions of the assets of Transocean.

3. In December 2008, Transocean completed a merger among Transocean Ltd., Transocean Inc., which was the former parent holding company, and Transocean Cayman Ltd. As a result of the merger, Transocean became a wholly-owned subsidiary of Transocean Ltd., a Swiss corporation with principal executive offices in Vernier, Switzerland.

4. From 2002 to July 2007, Sedco Forex Nigeria Limited (“SFNL”), a Nigerian entity, was a 60% owned subsidiary of Transocean. From 2004 to July 2007, Transocean Support Services Nigeria Ltd. (“TSSNL”), a Nigerian entity, was a wholly-owned subsidiary of Transocean. From 2002 to July 2007, Sedco Forex International, Inc. (“SFII”), a Panamanian entity, was a wholly-owned subsidiary of Transocean. From 2003 to July 2007, Transocean International Resources Ltd. (“TIRL”), a British Virgin Islands entity, was a wholly-owned subsidiary of Transocean. SFNL, TSSNL, and SFII are collectively referred to herein as “Transocean Nigeria”.

Transocean Executives

5. Senior Executive A, a permanent resident of the United States from 2005 until July 2007, was a senior operations manager at Transocean from January to October 2002, a senior operations manager and executive at Transocean from October 2002 until October 2006, and a senior management executive at Transocean from October 2006 to July 2007. From 2002 to July 2007, Executive A was based in Houston, Texas. Senior Executive A was a “domestic concern” within the meaning of the FCPA, Title 15, United States Code, Section 78dd-2 and an employee and agent of an “issuer” within the meaning of the FCPA, Title 15, United States Code, Section 78dd-1.

6. Executive B, a French citizen, was responsible for Transocean’s Africa Region, which covered offshore drilling operations in Nigeria, from 2001 to 2003. From 2003 to July 2007, Executive B was an agent of an “issuer” within the meaning of the FCPA, Title 15, United States Code, Section 78dd-1.

7. Employee C was managing Transocean’s operations in Nigeria from August 2001 to January 2004. Employee C was an agent of an “issuer” within the meaning of the FCPA, Title 15, United States Code, Section 78dd-1.

Transocean Agents

8. Customs Agent 1 was a Nigerian entity that provided freight forwarding, customs clearing, haulage and general logistics services to companies doing business in Nigeria. From 2002 to July 2007, Customs Agent 1 was one of SFNL’s customs agents in Nigeria. Customs Agent 1 was an agent of an “issuer” within the meaning of the FCPA, Title 15, United States Code, Section 78dd-1.

9. Customs Agent 2 was a Nigerian entity that provided, among other things, customs clearing and freight forwarding and support services to oil and gas services companies operating in Nigeria. During the relevant period, Customs Agent 2 was one of SFNL and TSSNL’s customs agents in Nigeria. Customs Agent 2 was an agent of an “issuer” within the meaning of the FCPA, Title 15, United States Code, Section 78dd-1.

10. The “Freight Forwarding Agent” was an international freight forwarding and customs clearing agent based in Switzerland with operations throughout the world, including Nigeria. Transocean Nigeria employees knew or were aware of a high probability that the Freight Forwarding Agent was making bribe payments to Nigerian Customs Service officials on behalf of SFNL and TSSNL to cause such officials to disregard certain customs regulatory requirements relating to importing goods and materials into Nigeria for use on Transocean’s rigs in Nigeria, and sought reimbursement from SFNL and TSSNL for these payments. The Freight Forwarding Agent was an agent of an “issuer” within the meaning of the FCPA, Title 15, United States Code, Section 78dd-1.

Government Officials

11. The Nigerian Customs Service (“the NCS”) was a Nigerian government agency within the Ministry of Finance of the Federal Republic of Nigeria. The NCS was responsible for assessing and collecting duties and tariffs on goods imported into Nigeria. The NCS was an agency and instrumentality of the Government of Nigeria and its officers and employees were “foreign officials” within the meaning of the FCPA, Title 15, United States Code, Section 78dd-1(f)(1)(A).

The Nigerian Temporary Import Process

12. Under Nigerian law, customs duties generally were required to be paid on goods imported into Nigeria, such as rigs and vessels imported into Nigerian waters. During the relevant time, the customs duties that were assessed to permanently import a rig into Nigerian waters were significant, that is, at least 10% of the total value of the rig. In the alternative, companies could import rigs and other items on a temporary basis pursuant to which no customs duties would be assessed. If temporarily importing a rig, the company had to post a bond (“TIP bond”) with the Nigerian government as security for any duties or penalties that might be owed during the life of the TIP. Assuming no adverse events occurred during operations, the bond could be terminated once the rig was exported.

13. A rig, or other item, could be imported on a temporary basis only if the item: (a) was considered a high valued piece of special equipment, (b) was not available for sale in Nigeria, and (c) was being imported temporarily and was intended to be exported. If these requirements were met, a company, through a local customs agent, could apply for a temporary import permit (“TIP”). Nigerian law also allowed companies to apply for up to two or three six-month extensions (known as “TIP extensions”).

14. Items imported under a TIP (and TIP extensions) could not remain in Nigeria longer than the period allowed for by the TIP and TIP extensions. Upon the expiration of the TIP (and related TIP extensions), the owner could either choose to permanently import the rig (known as “nationalizing”) or export the rig and re-import it by obtaining a new initial TIP. The failure to export the rig after the TIP expired could result in the assessment of penalties of up to six times its cost.

Transocean Nigeria’s Bribe Payments Through its Customs Agents to Nigerian

Officials to Circumvent Requirements for Importation of Offshore Rigs

15. Transocean and its subsidiaries provided offshore drilling services and equipment to oil companies worldwide, including Nigeria. In order to conduct business operations in Nigeria, each of SFNL and TSSNL was required to obtain permits for the temporary import of rigs into Nigerian waters.

16. Between in or around February 2002 and in or around January 2003, on three occasions when a TIP (and related TIP extensions) expired for a rig in Nigeria, Customs Agent 1 and Customs Agent 2, with the knowledge of SFNL, engaged in a process of obtaining false paperwork on SFNL’s behalf to avoid the time, cost, and risks associated with exporting the rig and re-importing it into Nigerian waters (referred to within Transocean as moves “on paper”). Customs Agent 1 and Customs Agent 2, with the knowledge of SFNL, obtained false documents that reflected that the rig had been physically exported and re-imported, when, in fact, the rig had remained in Nigeria.

17. Additionally, in or around May 2007 and in or around June 2007, Customs Agent 2, with the knowledge of TSSNL, engaged in a process of obtaining false paperwork on behalf of TSSNL for another rig. Customs Agent 2, with the knowledge of TSSNL, obtained documents that reflected that the rig had been physically exported and re-imported, when, in fact, the rig had remained in Nigeria.

18. SFNL and TSSNL’s employees knew or were aware of a high probability that certain bribe payments were made by Customs Agent 1 and Customs Agent 2 to NCS officials to resolve these issues. To secure reimbursement for the payments made on behalf of SFNL and TSSNL, these Customs Agents provided invoices to SFNL and TSSNL without supporting documentation. Transocean Nigeria, in turn, reimbursed these Customs Agents for the expenses.

19. The payments to Customs Agent 1 and Customs Agent 2 were mischaracterized as “Freight and Shipping/Courier Charge” or “Crewboat, Workboat, Tug Hire”, in the case of Customs Agent 1, and “Miscellaneous Operating Expenses”, in the case of Customs Agent 2, in Transocean Nigeria’s books and records, and the dollar amounts of such transactions were then incorporated into Transocean’s year-end financial statements filed with the U.S. Securities and Exchange Commission.

The 2002 Paper Moves

20. On February 20, 2002, Employee C sent an email to Executive B stating that the temporary import permit for the Trident VIII rig was to expire the next month and that the “only feasible option today is to export the rig on paper and renew the TI. As indicated below, the cost of this will be 85K$.” The next day, Executive B responded by stating that he supported the proposal.

21. In March 2002, SFNL made a payment through Customs Agent 2 to NCS officials when it knew or was aware of a high probability that some or all of the payment would be used to obtain false paperwork showing that the Trident VIII had left Nigerian waters in March 2002, when in fact the rig did not leave Nigerian waters until November 2003.

22. On June 10, 2002, Employee C sent an e-mail to Executive B indicating that there was a temporary import issue related to three of Transocean’s rigs, including the Sedco 709 and the Searex XII. In the e-mail, Employee C sought permission to create paper moves which would falsely depict the rigs leaving and reentering Nigerian waters, when, in fact, they never moved.

23. Employee C also stated in the e-mail that the paper moves were necessary in order to create a more “defendable” file and to enable Transocean to avoid the severe penalties connected with failing to move the rigs once the relevant TIP had expired. The e-mail also contained a quote from Customs Agent 1 for the cost of obtaining false paperwork related to the paper moves. Employee C added that “[t]he only alternative is to physically move the rigs out of the Country and this is clearly not acceptable”.

24. On June 11, 2002, Executive B sent an e-mail to Senior Executive A in Houston seeking authorization for the paper moves. In justifying the paper moves, Executive B wrote: “We are not able to stop the work-in-progress on each of these rigs to take them out of the country, since it would create a major drilling interruption in our Clients (sic) programs.” The same day, Senior Executive A sent an e-mail to Executive B approving the paper moves. Both the June 10 and June 11 e-mails were copied to the then-Region Finance Manager, who was located in Paris, France.

25. SFNL subsequently made payments through Customs Agent 1 to NCS officials when it knew or was aware of a high probability that some or all of the payments would be used to bribe NCS officials to obtain false paperwork showing that the Sedco 709 left Nigeria for Cameroon in June 2002 and re-entered Nigeria in October 2002 under a new TIP when, in fact, the rig never left Nigerian waters.

26. In 2002, SFNL also made payments through Customs Agent 1 to NCS officials when it knew or was aware of a high probability that some or all of the payments would be used to bribe NCS officials to obtain false paperwork showing that the Searex XII rig left Nigeria for Cameroon in June 2002. SFNL and SFII made payments through Customs Agent 2 to NCS officials when they knew or were aware of a high probability that some or all of the payments would be used to bribe NCS officials to obtain false paperwork showing that the Searex XII rig re-entered Nigeria in January 2003 on a one year TIP.

27. Customs Agent 2 sent invoices to SFNL for paper moves which falsely characterized the expenses as “clearing bills”, “outward clearance”, “Inward clearance” and “customs escravous offshore clearance,” among other terms. SFNL and SFII submitted payment for these invoices when they knew or were aware of a high probability that these invoices were used to seek reimbursement in part or in whole for bribe payments made to NCS officials by Customs Agent 2 on SFNL’s behalf.

The 2007 Paper Moves

28. In July 2007, TSSNL made a payment through Customs Agent 2 to NCS officials when it knew or was aware of a high probability that some or all of the payments would be used to obtain false paperwork showing that a Transocean rig known as the M.G. Hulme, Jr. had left Nigeria in May 2007 and re-entered Nigeria in June 2007 on a one year TIP, when, in fact, the rig never left Nigeria but instead moved to another offshore drilling location within Nigerian waters before leaving Nigeria permanently in July 2007.

29. By corruptly circumventing the TIP requirements in 2002 and 2007, Transocean, through Transocean Nigeria, was able to continue its drilling operations using the Sedco 709, Searex XII, Trident VIII, and M.G. Hulme, Jr. rigs that (other than with respect to the M.G. Hulme, Jr.) otherwise should have been temporarily removed from Nigerian waters. As a consequence, Transocean was able to corruptly gain a net profit of approximately $2,129,839 on its rig operations that (other than with respect to the M.G. Hulme, Jr.) otherwise would have been suspended because of the failure to comply with Nigerian TIP requirements.

SFNL and TSSNL’s Bribe Payments to Nigerian Customs Officials through their Freight Forwarding Agent

30. One of the services provided by the Freight Forwarding Agent was an express door-to-door courier service (“express courier service”) that expedited the importation of goods and equipment into Nigeria. The express service involved the payment of bribes by the Freight Forwarding Agent to NCS officials to avoid the normal customs clearance process and the payment of official duties and taxes.

31. In 2005, after customs issues related to the use of the Freight Forwarding Agent began to surface publicly, Transocean instructed TSSNL and TIRL employees in Nigeria to conduct an internal investigation of the use of the express courier service. One of the TSSNL employees involved in the internal investigation, the Nigeria customs supervisor, was one of the employees previously using the express courier service to import goods and materials into Nigeria without paying applicable customs duties.

32. The employees set up a meeting with a manager of the Freight Forwarding Agent, who admitted that the express courier service was not compliant with Nigerian law, and that the Freight Forwarding Agent had “made arrangements” with Nigerian customs officials.

33. The TSSNL and TIRL employees prepared a report of their findings in August 2005, and sent it to various individuals within the company, including a senior official in Transocean’s legal department in Houston. The report contained a recommendation to cease using the express courier service in Nigeria because of its “100% non compliance” with the law.

34. In August 2005, in response to the investigation, Transocean management put a new policy in place, which was memorialized in an e-mail, allowing for limited use of the express courier service, but only with management pre-approval and proof of duty payments.

35. Despite the new policy, SFNL and TSSNL used the express courier service eleven times between August 2005 and September 23, 2005 when they knew or were aware of a high probability that the express courier service would make bribe payments to Nigerian officials to avoid applicable customs duties. As a consequence, SFNL and TSSNL corruptly avoided paying $37,781.73 in applicable customs duties for these eleven shipments.

36. SFNL and TSSNL accepted invoices from the Freight Forwarding Agent for these eleven shipments that contained amounts for “local processing charges”, which amounts were typically 25% to 40% of the actual duties that were owed under applicable Nigerian laws and regulations. SFNL and TSSNL caused these invoices to be paid to the Freight Forwarding Agent when they knew or were aware of a high probability that the bribe payments were falsely characterized in the invoices as “local processing charges.”

37. In connection with these shipments, SFNL and TSSNL falsely recorded the payments to the express courier service as “Air Freight” in their books and records. The dollar amounts of such transactions were then incorporated into Transocean’s year-end financial statements filed with the U.S. Securities and Exchange Commission.

ATTACHMENT C

CORPORATE COMPLIANCE PROGRAM

In order to address any deficiencies in its internal controls, policies, and procedures regarding compliance with the Foreign Corrupt Practices Act (“FCPA”), Title 15, United States Code, Sections 78dd-1 et seq., and other applicable anti-corruption laws, Transocean Inc. and Transocean Ltd., an issuer of securities on the New York Stock Exchange, and thereby subject to the FCPA under 15 U.S.C. §78dd-1 (collectively, “the Company”), agree to continue to conduct, in a manner consistent with all of their obligations under this Agreement, appropriate reviews of their existing internal controls, policies, and procedures.

Where necessary and appropriate, the Company agrees to adopt new or to modify existing internal controls, policies, and procedures in order to ensure that it maintains: (a) a system of internal accounting controls designed to ensure that the Company makes and keeps fair and accurate books, records, and accounts; and (b) a rigorous anti-corruption compliance code, standards, and procedures designed to detect and deter violations of the FCPA and other applicable anti-corruption laws. At a minimum, this should include, but not be limited to, the following elements:

1. The Company will develop and promulgate a clearly articulated and visible corporate policy against violations of the FCPA, including its anti-bribery, books and records, and internal controls provisions, and other applicable foreign law counterparts (collectively, the “anti-corruption laws”), which policy shall be memorialized in a written compliance code.

2. The Company will ensure that its senior management provides strong, explicit, and visible support and commitment to its corporate policy against violations of the anti-corruption laws and its compliance code.

3. The Company will develop and promulgate compliance standards and procedures designed to reduce the prospect of violations of the anti-corruption laws and the Company’s compliance code, and the Company will take appropriate measures to encourage and support the observance of ethics and compliance standards and procedures against foreign bribery by personnel at all levels of the Company. These anti-corruption standards and procedures shall apply to all directors, officers, and employees and, where necessary and appropriate, outside parties acting on behalf of the Company in a foreign jurisdiction, including but not limited to, agents and intermediaries, consultants, representatives, distributors, teaming partners, contractors and suppliers, consortia, and joint venture partners (collectively, “agents and business partners”), to the extent that agents and business partners may be employed under the Company’s corporate policy. The Company shall notify all employees that compliance with the standards and procedures is the duty of individuals at all levels of the Company. Such standards and procedures shall include policies governing:

a. gifts;

b. hospitality, entertainment, and expenses;

c. customer travel;

d. political contributions;

e. charitable donations and sponsorships;

f. facilitation payments; and

g. solicitation and extortion.

4. The Company will develop these compliance standards and procedures, including internal controls, ethics, and compliance programs on the basis of a risk assessment addressing the individual circumstances of the Company, and in particular, the foreign bribery risks facing the Company, including, but not limited to, its geographical organization, interactions with various types and levels of government officials, industrial sectors of operation, involvement in joint venture arrangements, importance of licenses and permits in the company’s operations, degree of governmental oversight and inspection, and volume and importance of goods and personnel clearing through customs and immigration.

5. The Company shall review its anti-corruption compliance standards and procedures, including internal controls, ethics, and compliance programs, no less than annually, and update them as appropriate, taking into account relevant developments in the field and evolving international and industry standards, and update and adapt them as necessary to ensure their continued effectiveness.

6. The Company will assign responsibility to one or more senior corporate executives of the Company for the implementation and oversight of the Company’s anti-corruption policies, standards, and procedures. Such corporate official(s) shall have direct reporting obligations to independent monitoring bodies, including Transocean Ltd.’s Board of Directors, or any appropriate committee of the Board of Directors, and shall have an adequate level of autonomy from management as well as sufficient resources and authority to maintain such autonomy.

7. The Company will ensure that it has a system of financial and accounting procedures, including a system of internal controls, reasonably designed to ensure the maintenance of fair and accurate books, records, and accounts to ensure that they cannot be used for the purpose of foreign bribery or concealing such bribery.

8. The Company will implement mechanisms designed to ensure that its anti-corruption policies, standards, and procedures are communicated effectively to all directors, officers, employees, and, where appropriate, agents and business partners. These mechanisms shall include: (a) periodic training for all directors, officers, and employees, and, where necessary and appropriate, agents and business partners; and (b) annual certifications by all such directors, officers, and management employees, and, where necessary and appropriate, agents, and business partners, certifying compliance with the training requirements.

9. The Company will establish an effective system for:

a. Providing guidance and advice to directors, officers, employees, and, where appropriate, agents and business partners, on complying with the Company’s anti-corruption compliance policies, standards, and procedures, including when they need advice on an urgent basis or in any foreign jurisdiction in which the Company operates;

b. Internal and, where possible, confidential reporting by, and protection of, directors, officers, employees, and, where necessary and appropriate, agents and business partners, not willing to violate professional standards or ethics under instructions or pressure from hierarchical superiors, as well as for directors, officers, employees, and, where necessary and appropriate, agents and business partners, willing to report breaches of the law or professional standards or ethics concerning anti-corruption occurring within the Company, suspected criminal conduct, and/or violations of the compliance policies, standards, and procedures regarding the anti-corruption laws for directors, officers, employees, and, where necessary and appropriate, agents and business partners; and

c. Responding to such requests and undertaking appropriate action in response to such reports.

10. The Company will institute appropriate disciplinary procedures to address, among other things, violations of the anti-corruption laws and the Company’s anti-corruption compliance code, policies, and procedures by the Company’s directors, officers, and employees. The Company shall implement procedures to ensure that where misconduct is discovered, reasonable steps are taken to remedy the harm resulting from such misconduct, and to ensure that appropriate steps are taken to prevent further similar misconduct, including assessing the internal controls, ethics, and compliance program and making modifications necessary to ensure the program is effective.

11. To the extent that the use of agents and business partners is permitted at all by the Company, it will institute appropriate due diligence and compliance requirements pertaining to the retention and oversight of all agents and business partners, including:

a. Properly documented risk-based due diligence pertaining to the hiring and appropriate and regular oversight of agents and business partners;

b. Informing agents and business partners of the Company’s commitment to abiding by laws on the prohibitions against foreign bribery, and of the Company’s ethics and compliance standards and procedures and other measures for preventing and detecting such bribery; and

c. Seeking a reciprocal commitment from agents and business partners.

12. Where appropriate, the Company will include standard provisions in agreements, contracts, and renewals thereof with all agents and business partners that are reasonably calculated to prevent violations of the anti-corruption laws, which may, depending upon the circumstances, include: (a) anti-corruption representations and undertakings relating to compliance with the anti-corruption laws; (b) rights to conduct audits of the books and records of the agent or business partner to ensure compliance with the foregoing; and (c) rights to terminate an agent or business partner as a result of any breach of anti-corruption laws, and regulations or representations and undertakings related to such matters.

13. The Company will conduct periodic review and testing of its anti-corruption compliance code, standards, and procedures designed to evaluate and improve their effectiveness in preventing and detecting violations of anti-corruption laws and the Company’s anti-corruption code, standards and procedures, taking into account relevant developments in the field and evolving international and industry standards.

ATTACHMENT D

CORPORATE COMPLIANCE REPORTING

1. Transocean Ltd., on behalf of its wholly-owned subsidiary Transocean Inc., agrees that it will report periodically, at no less than 12-month intervals, in accordance with the schedule described in Paragraph 3 below, during the three-year term of this Deferred Prosecution Agreement (the “Agreement”), to the Fraud Section of the Department of Justice (the “Department”) regarding remediation and implementation of the compliance program and internal controls, policies, and procedures described in Attachment C.

2. Should Transocean Ltd. discover credible evidence, not already reported to the Department, that questionable or corrupt payments or questionable or corrupt transfers of property or interests may have been offered, promised, paid, or authorized by any Transocean Ltd. entity or person, or any entity or person working directly for Transocean Ltd., or that related false books and records have been maintained, Transocean Ltd. shall promptly report such conduct to the Department.

3. During the three-year term of the Agreement, Transocean Ltd. shall: conduct an initial review and prepare an initial report, and conduct and prepare two follow-up reviews and reports, as described below:

a. By no later than a year from the date the Agreement is filed with the Court in the Southern District of Texas, Transocean Ltd. shall prepare a written report covering the prior 12-month period and setting forth a complete description of its compliance efforts to date, its proposals reasonably designed to improve the policies and procedures of Transocean Ltd. for ensuring compliance with the FCPA and other applicable anti-corruption laws, and the parameters of the subsequent reviews. The report shall be addressed and sent to the Deputy Chief – FCPA Unit, Fraud Section, Criminal Division, U.S. Department of Justice, 1400 New York Ave., Bond Building, Fourth Floor, Washington, D.C. 20005.

b. Transocean Ltd. shall undertake two follow-up reviews, incorporating any comments provided by the Department on its initial review and report, to further monitor and assess whether the policies and procedures of Transocean Ltd. are reasonably designed to detect and prevent violations of the FCPA and other applicable anti-corruption laws.

c. The first follow-up review and report shall be completed by no more than one year after the initial review. The second follow-up review and report shall be completed by no later than one-year after the completion of the first follow-up review.

d. Transocean Ltd. may extend the time period for submission of the follow-up reports with prior written approval of the Department.

D-2